As filed with the Securities and Exchange Commission on July 28, 2004

Investment Company Act File No. 811-10095

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 5	|X|
(Check appropriate box or boxes.)

MASTER VALUE OPPORTUNITIES TRUST
(Exact Name Of Registrant As Specified In Charter)

P.O. Box 9011, Princeton, New Jersey 08543-9011
(Address Of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code) (609) 282-2800

TERRY K. GLENN Master Value Opportunities Trust P.O. Box 9011 Princeton, New Jersey 08543-9011
(Name And Address Of Agent For Service)

Copies to:

Counsel for the Trust: Brian M. Kaplowitz, Esq. SIDLEY AUSTIN BROWN & WOOD LLP 787 Seventh Avenue New York, New York 10019-6018	Andrew J. Donohue, Esq. FUND ASSET MANAGEMENT, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. Part B of the Registration Statement is incorporated by reference into Part A and Part A of the Registration Statement is incorporated by reference into Part B of the Registration Statement.

Master Value Opportunities Trust (the “Trust”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 34 of the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of Merrill Lynch Value Opportunities Fund, Inc. (the “Fund”), as amended to date (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Fund.

The Fund invests all of its assets in beneficial interests in the Trust. The Fund is the only feeder fund that invests in the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

PART A

July 28, 2004
MASTER VALUE OPPORTUNITIES TRUST

Responses to items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.—Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objective.

The Trust’s investment objective is to seek long-term growth of capital by investing in a diversified portfolio of securities, primarily common stock, of relatively small companies that Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) believes have special investment value and emerging growth companies regardless of size.

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(b) Implementation of Investment Objective.

Outlined below are the main strategies the Trust uses in seeking to achieve its investment objective.

  The Trust tries to choose investments for capital appreciation — that is, investments that will increase in value. The Trust will invest in a diversified portfolio primarily consisting of common stock of small and emerging growth companies. Small companies are those whose market capitalization is similar to the market capitalization of companies in the Russell 2000® or the S&P SmallCap 600® at the time of the Fund’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market capitalization companies. As of June 30, 2004, the Russell 2000® included companies with capitalizations up to $1.6 billion and the S&P SmallCap 600® included companies with capitalizations up to $3.1 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index.

The equity securities in which the Trust may invest include:
•	Common stock
•	Preferred stock
•	Securities convertible into common stock
•	Index securities that are based on a group of common stocks
•	Derivative instruments, such as options and futures, the values of which are based on a common stock or group of common stocks

The Investment Adviser chooses investments using a fundamental, value-oriented investing style. This means that the Investment Adviser seeks to invest in companies that it believes to be undervalued. The Investment Adviser may consider a company’s stock to be undervalued when the stock’s current price is less than what the Investment Adviser believes a share of the company is worth. A company’s worth can be assessed by several factors, such as financial resources, value of tangible assets, sales and earnings growth, rate of return on capital, product development, quality of management, and overall business prospects. A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. The Investment Adviser may also determine a company is undervalued if its stock price is down because of temporary factors from which the Investment Adviser believes the company will recover. Additionally, management of the Trust may acquire the securities of companies that are in a particular industry or related industries or market segments together as a “basket” or group in a single transaction. The Investment Adviser may subsequently sell such “basket” as a unit or it may sell only selected securities and continue to hold other securities acquired in the “basket.”

The Trust may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio or if the Trust determines that the issuer no longer meets the criteria Trust management has established for the purchase of such securities or if Trust management thinks there is a more attractive investment opportunity in the same category.

The Investment Adviser seeks to invest in small companies that:
•	are trading at the low end of their historical price-book value or enterprise value-sales ratios
•	have strong management
•	have particular qualities that affect the outlook for that company, such as strong research capabilities, new or unusual products or occupation of an attractive market niche
•	have the potential to increase earnings over an extended period of time

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The Investment Adviser seeks to invest in emerging growth companies that:
•	occupy dominant positions in new, developing industries or have a significant market share in a large, fragmented industry or are relatively undervalued in the marketplace when compared to their favorable market potential
•	have strong management
•	have rapid growth rates or above-average returns on equity
•	demonstrate successful product development and marketing capabilities

The Investment Adviser also considers other factors, such as the level of competition in an industry or the extent of government regulation. The Trust may also purchase the stock of a company that has suffered a recent earnings decline if the Investment Adviser believes that the decline is temporary or cyclical and will not significantly affect the company’s long-term growth.

The Trust will invest primarily in U.S. companies that do most of their business in the United States, but may invest a portion of its assets in foreign companies. It is anticipated that in the immediate future, the Trust will invest not more than 30% of its total assets in the securities of foreign issuers, including issuers in emerging markets.

The Trust has no stated minimum holding period for investments, and will buy or sell securities whenever the Investment Adviser sees an appropriate opportunity.

In addition to the main strategies discussed above, the Trust may use certain other investment strategies.

The Trust may, as a temporary defensive measure, and without limitation, hold assets in other types of securities, including non-convertible preferred stocks and debt securities, U.S. Government and money-market securities, including repurchase agreements or cash, in such proportions as the Investment Adviser may determine. Normally a portion of the Trust’s assets would be held in these securities in anticipation of investment in equities or to meet redemptions. Short-term investments and temporary defensive positions can be easily sold and have limited risk of loss but may not achieve the Trust’s investment objective.

    The Trust may use derivatives to hedge its investment portfolio against market and currency risks. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index (such as the Standard & Poor’s 500 Index). The derivatives that the Trust may use include but are not limited to futures, forwards, options and indexed securities.

The Trust may also engage in short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Trust does not own declines in value.

The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

The Trust may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

The Trust may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

(c) Risks.

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any fund, there can be no guarantee that the Trust will meet its objective, or that the Trust’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Trust.

Market Risk and Selection Risk — Market risk is the risk that a stock market in one or more of the countries in which the Trust invests will do down in value, including the possibility that a market will go down sharply and unpredictably. In particular, the equity securities purchased by the Trust may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. Selection risk is the risk that the securities that the Trust management selects will underperform the stock markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may include unseasoned issuers or companies that have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Trust’s investment in a small cap or emerging growth company may lose substantial value.

The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than the securities of larger, more established companies. These securities may also be purchased by the Trust in initial public offerings. Securities purchased in initial public offerings can produce gains that positively affect Trust performance during any given period, but such securities may not be available during other periods or even if they are available, may not be available in sufficient quantity to have meaningful impact on Trust performance. They may also, of course, produce losses. Investing in small cap and emerging growth securities requires a long-term view.

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    Value Investing Style Risk — The Trust follows an investing style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Trust may underperform other equity funds that use different investing styles.

Foreign Securities Risk — Since the Trust may invest a significant portion of its assets in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Trust will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.

•	The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Trust’s ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Trust’s operations.

•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

•	Because there are generally fewer investors on foreign exchanges and a smaller number of securities traded each day, it may be difficult for the Trust to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

•	Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and the Trust’s assets may be uninvested and not earning returns. The Trust may miss investment opportunities or be unable to sell an investment because of these delays.

The Trust may also be subject to certain other risks associated with its investments and investment strategies, including:

Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at current value. If the Trust buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value. The risk that a security will become illiquid is greater for small cap securities.

Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that have not been registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market. Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if the Investment Adviser receives material adverse nonpublic information about the issuer, the Trust will not be able to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Derivatives — The Trust may use derivative instruments including but not limited to futures, options, indexed securities, inverse securities and swaps. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

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The Trust may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier because they develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, the securities markets in many of these countries have far lower trading volumes and less liquidity than developed markets. Since these markets are so small, they may be more likely to suffer sharp and frequent price changes or long term price depression due to adverse publicity, investor perceptions, or the actions of a few large investors.

In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets.

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Many emerging markets have histories of political instability and abrupt changes in policies. As a result their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Certain emerging markets may also face other significant internal or external risks, including the risk of war and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economics and securities markets, which may impair investment and economic growth.

Securities Lending — The Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Borrowing and Leverage Risk — The Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust’s return. Certain securities that the Trust may buy may create leverage including, for example, futures contract and options.

     Short Sales — Because making short sales in securities that it does not own exposes the Trust to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Trust makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. The Trust will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Trust replaces the borrowed security. The Trust will realize a gain if the security declines in price between those dates. There can be no assurance that the Trust will be able to close out a short sale position at any particular time or at an acceptable price. Although the Trust’s gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Trust may also pay transaction costs and borrowing fees in connection with short sales.

     When Issued and Delayed Delivery Securities and Forward Commitments — When issued and delayed delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Trust both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Item 5.—Management, Organization, and Capital Structure.

(a)(1) Investment Adviser.

Fund Asset Management, L.P. manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment advisory agreement between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Trust.

The Trust pays the Investment Adviser a fee at the annual rate of 0.50% of the average daily net assets for the first $1 billion; 0.475% of the average daily net assets from $1 billion to $1.5 billion; and 0.45% of the average daily net assets above $1.5 billion. For the fiscal year ended March 31, 2004, the Investment Adviser received a fee at the annual rate of 0.47% of the Fund’s average daily net assets.

The Investment Adviser was organized as an investment adviser in 1977 and offers investment advisory services to more than 100 registered investment companies. The Investment Adviser and its affiliates had approximately $488 billion in investment company and other portfolio assets under management as of June 2004.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its interestholders. The Investment Adviser provides investment management services to other trusts and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, Directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage.

Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, the Trust may make brokerage and other payments to Merrill Lynch in connection with the Trust’s portfolio investment transactions.

The Trust’s activities may give rise to other conflicts of interest that could disadvantage the Trust and its interestholders. See Part II of Part B of the Merrill Lynch Registration Statement for further information.

(a)(2) Portfolio Manager.

R. Elise Baum has been the Trust’s senior portfolio manager since 2002 and is primarily responsible for the day-to-day management of the Trust. Ms. Baum has been a Managing Director of Merrill Lynch Investment Managers since 2000; First Vice President of Merrill Lynch Investment Managers from 1999 to 2000 and a Director of Merrill Lynch Investment Managers from 1997 to 1999.

(b) Capital Stock.

The Trust is an open-end management investment company that was organized on May 2, 2000 as a statutory trust under the laws of the State of Delaware.

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Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, a Feeder Fund would be entitled to its pro rata share of the assets of the Trust that are available for distribution.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 6 herein.

Item 6.—Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the NYSE, those securities may be valued at their fair value. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of aggregate net asset value of the Trust.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

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There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objective and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day that the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period during which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions. Not Applicable.

(e) Tax Consequences.

Because the Trust operates as a partnership for federal income tax purposes, the Trust is not subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will be taxable on its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, deductions and credits will be made in accordance with the Code.

Item 7.—Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

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A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement.

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PART B

July 28, 2004
MASTER VALUE OPPORTUNITIES TRUST

Item 9.—Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Value Opportunities Trust (the “Trust”), dated July 28, 2004, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of this Registration Statement, please call the Trust at 1-800-637-3863, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A (Securities Act File No. 2-60836 and Investment Company Act File No. 811-2809) of Merrill Lynch Value Opportunities Fund, Inc. (the “Fund”), as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Fund.

The Trust is part of a “master/feeder” structure. The Fund invests all of its assets in beneficial interests in the Trust. The Fund is the only feeder fund that currently invests in the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as “Feeder Funds.”

Item 10.—Trust History.

Information relating to the history of the Trust is incorporated herein by reference to Item 5 of the Trust’s Part A.

Item 11.—Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objective and Policies” and “Investment Restrictions” in Part I of Part B of the Merrill Lynch Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the Merrill Lynch Registration Statement.

B-1

Item 12.—Management of the Trust.

(a) Management Information

The Trustees of the Trust consist of six individuals, five of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The same individuals serve as the Directors of the Fund (the “non-interested Trustees”). The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

     Each non-interested Trustee is a member of the Fund’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended March 31, 2004.

Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Trust interest holders or stockholders of the Feeder Fund as it deems appropriate. Interest holders in the Trust or stockholders of the Feeder Fund who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and met once during the Trust’s fiscal year ended March 31, 2004.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) Merrill Lynch Investment Managers, L.P. (“MLIM”), or their affiliates (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Donald W. Burton (60)	Trustee	Trustee since 2002

General Partner of The Burton Partnership, Limited Partnership (an Investment Partnership) since 1979; Managing General Partner of The South Atlantic Venture Funds since 1983; Member of the Investment Advisory Committee of the Florida State Board of Administration since 2001.

23 registered investment companies consisting of 36 portfolios

ITC DeltaCom, Inc. (telecommunications); ITC Financial Services (Financial Services); Knology, Inc. (telecommunications); MainBancorp, N.A. (bank holding company); PriCare, Inc. (health care); Symbion, Inc. (health care)

M. Colyer Crum (72)	Trustee	Trustee since 2000

James R. Williston Professor of Investment Management Emeritus, Harvard Business School since 1996; James R. Williston Professor of Investment Management, Harvard Business School, from 1971 to 1996. Director of Cambridge Bancorp.

				24 registered investment companies consisting of 37 portfolios	Cambridge Bancorp (banking company)

Laurie Simon Hodrick (41)	Trustee	Trustee since 2000

Professor of Finance and Economics, Graduate School of Business, Columbia University since 1998; Associate Professor of Finance and Economics, Graduate School of Business, Columbia University from 1996 to 1998.

				23 registered investment companies consisting of 36 portfolios	None

David H. Walsh (62)	Trustee	Trustee since 2003

Consultant with Putnam Investments since 1993 and employed in various capacities therewith from 1973 to 1992; Director, the National Audubon Society since 1998; Director, the American Museum of Fly Fishing since 1997.

				23 registered investment companies consisting of 36 portfolios	None

Fred G. Weiss (62)	Trustee	Trustee since 2000

Managing Director of FGW Associates since 1997; Vice President, Planning Investment and Development of Warner Lambert Co. from 1979 to 1997; Director of BTG International PLC (a global technology commercialisation company) since 2001; Director of the Michael J. Fox Foundation for Parkinson’s Research.

				23 registered investment companies consisting of 36 portfolios	Watson Pharmaceutical Inc. (pharmaceutical company)

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, until his or her death or resignation, or removal as provided in the Trust’s by-laws, or charter or by statute.

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Certain biographical and other information relating to the Trustee who is an “interested person” of the Trust as defined as the Investment Company Act (the “interested Trustee”) and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.

Name, Address* and Age	Position(s) Held with the Trust	Term of Office*** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn** (63)	President and Trustee	President and Trustee**** since 2000	President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of MLIM and FAM (which terms as used herein, include their corporate predecessors) from 1983 to 2000; President of FAM Distributors, Inc. (“FAMD”) from 1986 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. (“FDS”) from 1985 to 2002.	125 registered investment companies consisting of 160 portfolios	None

Robert C. Doll, Jr. (49)	Senior Vice President	Senior Vice President since 2000	President of MLIM and FAM since 2001; Co-Head (Americas Region) of MLIM and FAM from 2000 to 2001 and Senior Vice President of MLIM and FAM from 1999 to 2001; Director of Princeton Services since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	40 registered investment companies consisting of 65 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President since 2000 and Treasurer since 2000	First Vice President of MLIM and FAM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Investment Adviser and FAM from 1990 to 1997; Director of Taxation of the Investment Adviser since 1990.	124 registered investment companies consisting of 159 portfolios	None

R. Elise Baum (43)	Vice President and Senior Portfolio Manager	Vice President since 2001	Managing Director of MLIM since 2000; First Vice President of MLIM from 1999 to 2000; Director of MLIM from 1997 to 1999; and Vice President of the Investment Adviser from 1995 to 1997.	4 registered investment companies consisting of 3 portfolios	None

Phillip S. Gillespie (40)	Secretary	Secretary since 2003	First Vice President of MLIM since 2001; Director of MLIM from 2000 to 2001; Vice President of MLIM from 1999 to 2000 and Attorney associated with MLIM since 1998; Assistant General Counsel of Chancellor LGT Asset Management, Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and the Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	124 registered investment companies consisting of 159 portfolios	None

*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Mr. Glenn is an “interested person”, as defined in the Investment Company Act, of the Trust based on his former positions with FAM, MLIM, FAMD, Princeton Services and Princeton Administrators, L.P.
***	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute. Mr. Glenn is expected to retire as a Trustee as of October 31, 2004.

(b) Board of Directors See Item 12(a)

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in All Registered Funds in Merrill Lynch Family of Funds Overseen by Trustee
Interested Trustee:
Terry K. Glenn	N/A	over $ 100,000

Non-Interested Trustees:
Donald Burton	N/A	over $ 100,000
M. Colyer Crum	N/A	over $ 100,000
Laurie Simon Hodrick	N/A	over $ 100,000
David H. Walsh**	N/A	over $ 100,000
Fred G. Weiss	N/A	over $ 100,000

*	The Trust does not offer its interests to the public.

  As of July 2, 2004, the officers and Trustees of the Trust as a group owned no beneficial interests in the Trust. As of December 31, 2003, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities of Merrill Lynch & Co., Inc. (“ML & Co.”)

(c) Compensation of Trustees

The Trust and Fund pay each non-interested Trustee for service on the Board and Audit Committee a fee of $10,000 per year plus $750 per in person Board meeting attended and $750 per in person Audit Committee meeting attended. The Trust and Fund pay the Chairman of the Audit Committee an additional fee of $1,000 per year. The Trust and Fund reimburse each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board, Audit Committee and any Nominating Committee meetings.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended March 31, 2004 and the aggregate compensation paid to each non-interested Trustee by all MLIM/FAM-advised funds for the calendar year ended December 31, 2003.

Name	Compensation from Fund/Trust	Pension or Retirement Benefits Accrued as Part of Fund/Trust Expense	Aggregate Compensation from Fund/Trust and Other MLIM/FAM- Advised Funds**
Donald W. Burton	$16,750	None	$203,750
M. Colyer Crum*	$17,750	None	$229,583
Laurie Simon Hodrick	$16,750	None	$203,750
David H. Walsh***	$12,000	None	$138,042
Fred G. Weiss	$16,750	None	$203,750

*	Chairman of the Audit Committee.
**	For the number of MLIM/FAM-advised funds from which each Director/Trustee receives compensation, see the table beginning on page B-2.
***	Mr. Walsh became a Trustee of the Trust and certain other MLIM/FAM-advised funds effective July 7, 2003.

In connection with their consideration of the investment advisory agreement between the Trust and the Investment Adviser (the “Investment Advisory Agreement”) the Trustees of the Trust compared the Trust’s advisory fee rates and expense ratios to those of comparable funds. The Boards reviewed information derived from a number of sources and covering a range of issues. The Boards considered the services provided to the Trust and/or the Feeder Fund by the Investment Adviser under the Investment Advisory Agreement, as well as other services to be provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services (as set forth in the Prospectus and Part II of the Statement of Additional Information of the Fund). In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. Based on their experience as Trustees of the Trust and a number of other funds advised by MLIM or its affiliates, the Trustees concluded that the services provided in all areas were of a high level and that the Trust benefits from those services. The Boards also considered the Investment Adviser’s costs of providing services and the direct and indirect benefits to the Investment Adviser from its relationship with the Fund and Trust. In connection with the Investment Advisory Agreement, the benefits considered by the Board included not only the Investment Adviser’s compensation for investment advisory services and the Trust’s profitability to the Investment Adviser under the Investment Advisory Agreement, but also any compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Trust or the Fund. The Board also considered the services provided by and the compensation paid to FAM under its administration agreement with the Fund. The Board also considered the Investment Adviser’s access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a “soft dollar” arrangement.

In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies, including the Trust, that invest in securities, particularly common stock, of small cap and emerging growth companies. In particular, the Board considered the experience of the Trust’s management team in analyzing and investing in small cap and emerging growth securities using a value investing style. The Board concluded that the Investment Adviser has a high level of expertise in managing the types of investments used by the Trust and that the Trust benefits from that expertise. The Trustees, based on their experience as directors of other investment companies managed by the Investment Adviser and its affiliates as well as of the Trust, also focused on the quality of the compliance and administrative staff at the Investment Adviser. The Board noted that, in addition to the analysts dedicated to the Trust and equity management group and the compliance personnel dedicated to the equity management group, the Investment Adviser also has a separate administrative legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Trust.

In connection with its consideration of the Investment Advisory Agreement, the Board evaluated the Trust’s advisory fee rate and expense ratios as compared to those of comparable open end funds as provided by Lipper Inc. The Board compared the Trust’s advisory fee rate and expense ratios to those of comparable funds. The Board took into account the various services provided to the Trust by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of small cap value securities. The Board reviewed the Trust’s contractual advisory fee (excluding the administration fee paid by the Feeder Fund) and noted that the total fee was the lowest among the comparable funds in its category. The Board also noted that the Trust’s actual advisory fee, including the management and administrative components and the effects of any fee waivers, was below the median of the comparable funds in its category. The Board also reviewed the Trust’s overall expenses and compared them to other funds in the category. The Board concluded that these expenses, which were somewhat above the median of the other funds in the category, were reasonable compared to those of the other, similar funds. Finally, the Board reviewed the Trust’s historical performance and determined that it was comparable to that of other similarly managed funds. Based on the information reviewed and its discussions, the Board, including all of the non-interested Trustees, concluded that the advisory fee rate was reasonable in relation to the services provided to the Trust by the Investment Adviser, as well as the costs and benefits gained by the Investment Adviser in providing such services.

The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Trust’s assets. The Board determined that the current advisory fee structure, which includes breakpoints under which the Trust’s advisory fee is reduced as its assets increase to certain levels, was reasonable and that no changes are currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

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(d) Sales Loads. Not Applicable.

(e) Code of Ethics.

The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Investment Adviser, the Fund and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies.

Information relating to the Trust’s proxy voting policies and procedures is incorporated by reference from the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Merrill Lynch Registration Statement.

Item 13.—Control Persons and Principal Holders of Securities.

The Fund, a Maryland corporation, owns 100% of the beneficial interests in the Trust and, therefore, controls the Trust.

Item 14.—Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference from Part A of the Merrill Lynch Registration Statement and to the sections entitled “Management and Advisory Arrangements” and “Management and Other Service Arrangements” in Parts I and II, respectively, of Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections in Part B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 14(a)	Management and Advisory Arrangements*
Management and Other Service Arrangements**
Item 14(c)	Management and Advisory Arrangements*
Management and Other Service Arrangements**
Item 14(d)	Management and Advisory Arrangements*
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A
Management and Advisory Arrangements*
Management and Other Service Arrangements**

*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the Subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

FAM Distributors, Inc., P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of the Investment Adviser, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15.—Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Merrill Lynch Registration Statement.

Item 16.—Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Fund would be entitled to share in the assets of the Trust that are available for distribution in proportion to its investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. The Feeder Fund is entitled to a vote in proportion to its investment in the Trust. The Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust. No certificates are issued.

B-4

Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 17.—Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (“NYSE”) on each day the NYSE is open for trading based upon prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of the aggregate net asset value of the Trust.

Securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

The Trust employs pricing services to provide certain securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of a Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

B-5

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations. Not Applicable.

(c) Offering Price. Not Applicable.

Item 18.—Taxation of the Trust

Because the Trust qualifies as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s net income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

B-6

The Trust’s fiscal year end is March 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deductions and credits of the Trust as they are taken into account by the Trust.

The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e., treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

Foreign currency gains or losses on foreign dollar denominated bonds and other similar debt instruments and on any foreign dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by the Trust may result in “straddles” for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 of the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

The Trust may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RIC’s. The Trust and the Feeder Fund have received a ruling from the Internal Revenue Service that the Feeder Fund will be treated as the owner of its proportionate shares of the Trust’s assets and income for purposes of these tests.

B-7

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 19.—Underwriters.

The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 20.—Calculation of Performance Data.

Not Applicable.

Item 21.—Financial Statements.

The audited financial statements of the Trust, including the report of Independent Registered Public Accounting Firm thereon, are incorporated in this Part B by reference to the March 31, 2004 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

B-8

PART C. OTHER INFORMATION

Item 22.—Exhibits.

Exhibit Number

1(a)		—	Certificate of Trust.(a)
(b)		—	Declaration of Trust, dated May 2, 2000.(a)
(c)		—	Certificate of Amendment of Master Value Opportunities Trust, dated July 23, 2004.
2		—	By-Laws of the Registrant.(a)
3		—	Portions of the Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4		—	Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P.(a)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custodian Agreement between the Registrant and The Bank of New York.(f)
8(a)		—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(a)
(b)		—	Form of Subscription Agreement for the acquisition of interests in the Registrant.(a)
(c)	(1)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (c)
(c)	(2)	—	Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(g)
(c)	(3)	—	Form of Third Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(i)
(c)	(4)	—	Form of Fourth Amendment and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(k)
(d)		—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(d)
(e)		—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC), dated August 10, 2001.(h)
9		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10		—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.
11		—	None.
12		—	Certificate of Merrill Lynch Small Cap Value Fund, Inc.(a)
13		—	None
14		—	None.
15		—	Code of Ethics.(e)
16		—	Power of Attorney(j)

(a)	Previously filed as an exhibit to the Registrant’s initial Registration Statement on Form N-1A on September 1, 2000.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(d)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(e)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File. No. 33-110936) filed on January 22, 2004.
(f)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of the Asset Program, Inc. (File No. 33-53887) filed on March 21, 2002.
(g)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(h)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 of the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(i)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(j)	Incorporated by reference to the identically numbered exhibit to Post-Effective No. 18 to the Registration Statement under the Securities Act of 1933 on Form N-1A of Merrill Lynch U.S. Treasury Money Fund (File No. 33-37537), filed March 17, 2004.
(k)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.

Item 23.—Persons Controlled by or under Common Control with the Trust.

The Registrant does not control and is not under common control with any other person.

Item 24.—Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

C-1

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or
(b) the Trust shall be insured against losses arising by reason of any lawful advances; or
(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or
(ii) an independent legal counsel in a written opinion.
Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

C-2

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 25.—Business and Other Connections of the Investment Adviser.

See Item 5 in Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 25 in Part C of the Merrill Lynch Registration Statement on Form N-1A.

Item 26.—Principal Underwriters.

     (a) FAMD acts as placement agent for the Registratnt and as placement or  the principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

C-3

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Andrew J. Donohue	President	None
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer

(c) Not Applicable.

Item 27.—Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 28.—Management Services.

Other than as set forth or incorporated by reference in Item 5 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29.—Undertakings.

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of July, 2004.

MASTER VALUE OPPORTUNITIES TRUST (Registrant)

By: /s/ DONALD C. BURKE (Donald C. Burke, Vice President and Treasurer )

INDEX TO EXHIBITS

Exhibit Number		Description
1(c)	—	Certificate of Amendment of Master Small Cap Value Trust, dated July 23, 2004.
10	—	Consent of Deloitte & Touche LLP , independent registered public accounting firm for the Registrant.